                                                                      EXHIBIT 99


                                    LIFEPOINT
                                HOSPITALS, INC.



CONTACT:   MICHAEL J. CULOTTA
           SENIOR VICE PRESIDENT AND
             CHIEF FINANCIAL OFFICER
           (615) 372-8512



                   LIFEPOINT HOSPITALS REPORTS 54.5% INCREASE
              IN SECOND QUARTER 2002 EPS BEFORE EXTRAORDINARY LOSS

BRENTWOOD, TENNESSEE (July 22, 2002) - LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the second quarter and six months ended June 30, 2002.

         For the second quarter ended June 30, 2002, net revenues were $177.9 million, up 17.3% from $151.6 million a year ago. Income before extraordinary item for the quarter totaled $13.1 million, or $0.34 per diluted share, versus $8.5 million, or $0.22 per diluted share, in the prior-year period, representing increases of 54.6% and 54.5%, respectively. As was previously announced, the Company recorded an after-tax extraordinary charge to income of $15.6 million for the quarter ended June 30, 2002, related to the repurchase of $120.5 million of an original $150.0 million in principal amount of outstanding 10 3/4% Senior Subordinated Notes due 2009 issued by the Company's wholly owned subsidiary, LifePoint Hospitals Holdings, Inc. This charge includes the premium paid for the Notes (the amount paid in excess of the face value of the Notes), deferred loan costs allocable to the Notes purchased and fees and expenses incurred in connection with the purchases. During the three months ended June 30, 2001, the Company wrote off $2.6 million of deferred loan costs related to the original credit agreement, which resulted in an extraordinary charge of $1.6 million, or $0.04 per diluted share. Including extraordinary items in both periods, net loss for the quarter ended June 30, 2002, totaled $2.5 million, or $0.06 per diluted share, compared with net income for the prior year of $6.9 million, or $0.18 per diluted share. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest and extraordinary loss (EBITDA) increased 21.8% to $38.7 million from $31.8 million in the same period last year.

         For the six months ended June 30, 2002, net revenues were $359.5 million, up 17.5% from $305.9 million a year ago. Income before extraordinary item for the six-month period totaled $27.6 million, or $0.71 per diluted share, versus $17.1 million, or $0.47 per diluted share (including a $0.5 million pre-tax gain, or $0.01 per diluted share), in the prior-year period, representing increases of 61.6% and 51.1%, respectively. The after-tax extraordinary charges to income mentioned above were $16.4 million and $1.6 million for the six months ended June 30, 2002 and 2001, respectively. For the six months ended June 30, 2002, the Company repurchased $128 million of the 10 3/4% Senior Subordinated Notes due 2009. Including extraordinary items in both periods, net income for the six months ended June 30, 2002, totaled $11.2 million, or $0.30 per diluted share, compared with net income for the six months ended June 30, 2001, of $15.5 million, or $0.43 per diluted share. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest, gain on previously impaired asset and extraordinary loss (EBITDA) increased 23.6% to $81.3 million from $65.8 million in the same period last year.


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


LPNT Announces Second Quarter Results
Page 2
July 22, 2002


         During the quarter, the Company completed an offering of an aggregate of $250 million of its 4 1/2% Convertible Subordinated Notes due June 1, 2009. After paying expenses associated with the offering, LifePoint realized net proceeds from the offering of $242.7 million.

         Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "During the second quarter, the Company took steps to facilitate continued strong financial performance by substantially strengthening its balance sheet. Our repurchase of a majority of the outstanding 10 3/4% Senior Subordinated Notes due 2009 and our issuance of $250 million in 4 1/2% Convertible Subordinated Notes due June 1, 2009, along with funds available under our $200 million revolving credit facility, give us the resources necessary to support our financial goals. From acquisitions to physician recruiting to adding new technology, I believe we are well positioned to continue our strong performance."

          Mr. Donahey continued, "I'm proud of the efforts of our employees in delivering another exceptional quarter. I am personally grateful to each of you for your contribution and hard work, and I am honored to be your colleague. Delivering strong performance for our shareholders is commendable, but doing so by providing outstanding care in our communities is indeed a higher calling."

         A listen-only simulcast and replay of LifePoint Hospitals' second quarter conference call will be available on-line at www.lifepointhospitals.com and www.companyboardroom.com on July 23, 2002, beginning at 10:00 a.m. Eastern Time.

         LifePoint Hospitals, Inc. operates 23 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 7,000 employees.

                                     ******

         The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement to healthcare providers and insurers that may reduce payments; (ii) its ability to attract and retain qualified management and personnel, including physicians, nurses and clinical support personnel; (iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and disposition strategies; (v) the management of healthcare risks as a result of the delivery of patient care; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; (viii) the potential adverse impact of government investigations and litigation involving the business practices of HCA (to the extent relating to periods prior to the Company's formation); (ix) fluctuations in the market value of the Company's common stock; (x) the possibility that existing accounting practices relating to the treatment of the extraordinary charge to be incurred by the Company will be changed based on current proposals; (xi) the possibility that the Company's judgment regarding the tax implications of the purchase of its 10 3/4% Senior Subordinated Notes could be challenged; (xii) the possibility that the Company's liquidity needs could change; and (xiii) those risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

         All references to "Company" and "LifePoint" as used throughout this document refer to LifePoint Hospitals, Inc. and its affiliates.



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


LPNT Announces Second Quarter Results
Page 3
July 22, 2002



                            LIFEPOINT HOSPITALS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                  DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                           FOR THE THREE MONTHS ENDED                      FOR THE SIX MONTHS ENDED
                                                   JUNE 30,                                        JUNE 30,
                                  -------------------------------------------     ------------------------------------------
                                          2002                     2001                   2002                  2001
                                  -------------------      ------------------     ------------------     -------------------
                                  AMOUNT        RATIO      AMOUNT       RATIO     AMOUNT      RATIO      AMOUNT        RATIO
                                  ------       ------      ------      ------     ------      ------     ------       ------
Revenues                          $177.9       100.0%      $151.6      100.0%     $359.5      100.0%     $305.9       100.0%
Salaries and benefits               70.9        39.8%        59.4       39.2%      141.6       39.4%      119.7        39.1%
Supplies                            21.9        12.3%        18.8       12.4%       44.8       12.5%       38.4        12.5%
Other operating expenses            33.3        18.7%        31.0       20.4%       65.5       18.2%       59.4        19.5%
Provision for
   doubtful accounts                13.1         7.4%        10.6        7.0%       26.3        7.3%       22.6         7.4%
                                  ------       -----       ------      -----      ------      -----      ------       -----
                                   139.2        78.2%       119.8       79.0%      278.2       77.4%      240.1        78.5%
                                  ------       -----       ------      -----      ------      -----      ------       -----

EBITDA                              38.7        21.8%        31.8       21.0%       81.3       22.6%       65.8        21.5%

Depreciation and
   amortization                      9.7         5.5%         8.5        5.7%       19.1        5.4%       16.6         5.4%
Interest expense, net                2.8         1.6%         3.7        2.4%        6.9        1.9%       10.2         3.3%
Gain on previously
   impaired assets                    --          --           --         --          --         --        (0.5)       (0.2)%
ESOP expense                         2.7         1.5%         2.4        1.6%        5.2        1.4%        5.0         1.7%
                                  ------       -----       ------      -----      ------      -----      ------       -----
Income before minority
   interests, income taxes
   and extraordinary item           23.5        13.2%        17.2       11.3%       50.1       13.9%       34.5        11.3%
Minority interests                   0.8         0.4%         0.7        0.4%        1.5        0.4%        1.3         0.5%
                                  ------       -----       ------      -----      ------      -----      ------       -----
Income before income taxes
   and extraordinary item           22.7        12.8%        16.5       10.9%       48.6       13.5%       33.2        10.8%
Provision for income taxes           9.6         5.4%         8.0        5.3%       21.0        5.8%       16.1         5.2%
                                  ------       -----       ------      -----      ------      -----      ------       -----
Income before
   extraordinary item               13.1         7.4%         8.5        5.6%       27.6        7.7%       17.1         5.6%
Extraordinary loss on early
   retirement of debt, net          15.6         8.8%         1.6        1.0%       16.4        4.6%        1.6         0.5%
                                  ------       -----       ------      -----      ------      -----      ------       -----
Net income (loss)                 $ (2.5)       (1.4)%     $  6.9        4.6%     $ 11.2        3.1%     $ 15.5         5.1%
                                  ======       =====       ======      =====      ======      =====      ======       =====

Shares used in diluted
   EPS (000's)                    38,667                   37,662                 39,728                 35,875

Diluted earnings (loss)
  per share:
   Income before gain
     on previously
     impaired assets and
     extraordinary item           $ 0.34                   $ 0.22                 $ 0.71                 $ 0.46
   Gain on previously
     impaired assets, net             --                       --                     --                   0.01
   Extraordinary loss on
     early retirement
     of debt, net                  (0.40)                   (0.04)                 (0.41)                 (0.04)
                                  ------                   ------                 ------                 ------
     Net income (loss)(1)         $(0.06)                  $ 0.18                 $ 0.30                 $ 0.43
                                  ======                   ======                 ======                 ======

(1) In April 2002, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 145, "Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The recission of FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," no longer allows companies to report gains or losses from extinguishment of debt as an extraordinary item. Effective January 1, 2003, the Company will adopt FASB Statement No. 145. This will result in a $0.01 decrease in net income (loss) per diluted share from $(0.06) to $(0.07) and from $0.30 to $0.29 for the three months and six months ended June 30, 2002, respectively.


                                     -MORE-

LPNT Announces Second Quarter Results
Page 4
July 22, 2002


                            LIFEPOINT HOSPITALS, INC.
                              UNAUDITED STATISTICS

                                         THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                JUNE 30,                              JUNE 30,
                                   ----------------------------------   -----------------------------------
                                                                 %                                      %
                                    2002         2001          CHANGE     2002          2001         CHANGE
                                   -------      -------        ------   --------      --------       ------
Number of hospitals at
   end of period                        23           21          9.5%         23            21         9.5%
Licensed beds at end of period       2,197        1,963         11.9%      2,197         1,963        11.9%
Weighted average licensed beds       2,197        1,971         11.5%      2,197         1,980        11.0%
Average daily census                   826          755          9.4%        880           805         9.3%
Average length of stay                 4.1          4.0          2.5%        4.1           4.0         2.5%

ACTUAL:
Admissions                          18,548       17,128          8.3%     39,099        36,028         8.5%
Equivalent admissions(1)            36,114       31,379         15.1%     73,702        64,454        14.3%
Revenues ($ in millions)           $ 177.9(2)   $ 151.6         17.3%   $  359.5(3)   $  305.9        17.5%
Revenues per equivalent
   admission                       $ 4,924      $ 4,833          1.9%   $  4,877      $  4,746         2.8%
Outpatient factor(1)                  1.95         1.83                     1.89          1.79
Total surgeries                     21,811       19,109         14.1%     43,629        37,706        15.7%
Outpatient surgeries                16,079       14,250         12.8%     32,245        27,805        16.0%
Emergency room visits               88,103       76,201         15.6%    173,090       153,774        12.6%

Net outpatient revenues as a
   percentage of net revenues         51.1%        48.1%                    49.4%         46.8%

SAME-HOSPITAL(4):

Admissions                          17,123       17,128           --%     35,866        36,028        (0.4)%
Equivalent admissions(1)            32,792       31,379          4.5%     66,567        64,454         3.3%
Revenues ($ in millions)           $ 163.1(2)   $ 151.6          7.6%   $  329.5(3)   $  305.7         7.8%
Revenues per equivalent
   admission                       $ 4,974      $ 4,833          2.9%   $  4,950      $  4,744         4.3%
Outpatient factor(1)                  1.91         1.83                     1.86          1.79
Total surgeries                     20,392       19,109          6.7%     40,592        37,706         7.7%
Outpatient surgeries                15,066       14,250          5.7%     30,107        27,805         8.3%
Emergency room visits               79,918       76,201          4.9%    156,676       153,774         1.9%

(1) Equivalent admissions is used by management and investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(2) In addition to same-hospital revenue growth of $11.5 million over the prior year period, 2001 acquisitions increased the growth in actual revenues by $14.8 million.

(3) In addition to same-hospital revenue growth of $23.8 million over the prior year period, 2001 acquisitions increased the growth in actual revenues by $29.8 million.

(4) Same hospital information excludes the operations of hospitals which the Company either acquired or divested during the years presented. The costs of corporate overhead are included in same hospital information.




                                     -MORE-

LPNT Announces Second Quarter Results
Page 5
July 22, 2002


                            LIFEPOINT HOSPITALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                               DOLLARS IN MILLIONS

                                                         JUNE 30,    DECEMBER 31,
                                                           2002          2001
                                                         --------    ------------
                                                       (UNAUDITED)
                                     ASSETS

Current assets:
   Cash and cash equivalents                             $  155.1     $   57.2
   Short-term investments                                    21.5           --
   Accounts receivable, net                                  74.9         56.7
   Inventories                                               16.8         16.3
   Deferred income taxes and other current assets            25.3         18.7
                                                         --------     --------
                                                            293.6        148.9
Property and equipment:
   Land                                                      10.7         10.7
   Buildings and improvements                               262.9        262.0
   Equipment                                                277.7        263.4
   Construction in progress                                  20.2          7.2
                                                         --------     --------
                                                            571.5        543.3
   Accumulated depreciation                                (223.1)      (204.9)
                                                         --------     --------
                                                            348.4        338.4

Deferred loan costs, net                                      9.9          7.1
Goodwill                                                     47.2         47.1
Other                                                        12.5         12.8
                                                         --------     --------
                                                         $  711.6     $  554.3
                                                         ========     ========

                             LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable                                      $   18.5     $   19.0
   Accrued salaries                                          18.4         18.6
   Other current liabilities                                 17.7         10.7
   Estimated third-party payor settlements                   22.3         17.9
                                                         --------     --------
                                                             76.9         66.2

Long-term debt                                              272.0        150.0
Deferred income taxes                                        21.7         21.0
Professional liability risks and other liabilities           21.5         16.9

Minority interests in equity of consolidated entity           4.5          5.2

Stockholders' equity:
   Preferred stock                                             --           --
   Common stock                                               0.4          0.4
   Capital in excess of par value                           292.2        285.0
   Unearned ESOP compensation                               (20.9)       (22.5)
   Notes receivable for shares sold to employees             (5.7)        (5.7)
   Retained earnings                                         49.0         37.8
                                                         --------     --------
                                                            315.0        295.0
                                                         --------     --------
                                                         $  711.6     $  554.3
                                                         ========     ========

LPNT Announces Second Quarter Results
Page 6
July 22, 2002


                            LIFEPOINT HOSPITALS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               DOLLARS IN MILLIONS

                                                                     THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                          JUNE 30,                 JUNE 30,
                                                                     ------------------      ------------------
                                                                      2002        2001        2002        2001
                                                                     ------      ------      ------      ------
Cash flows from operating activities:
   Net income (loss)                                                 $ (2.5)     $  6.9      $ 11.2    $   15.5
   Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
       Depreciation and amortization                                    9.7         8.5        19.1        16.6
       ESOP expense                                                     2.7         2.4         5.2         5.0
       Minority interests in earnings of consolidated entity            0.8         0.7         1.5         1.3
       Deferred income taxes (benefit)                                 (1.2)       (0.2)       (0.8)       (0.7)
       Reserve for professional liability risk, net                     2.0         2.7         5.1         4.1
       Extraordinary loss on early retirement of debt                  25.0         2.6        26.3         2.6
       Gain on previously impaired assets                              --          --          --          (0.5)
       Tax benefit from stock option exercises                          0.3         0.7         1.0         0.7
       Increase (decrease) in cash from operating assets
         and liabilities, net of effects of acquisitions:
           Accounts receivable                                          2.6         4.0       (18.2)       (9.5)
           Inventories and other current assets                        (1.7)        0.1        (3.1)        0.2
           Accounts payable and accrued expenses                        2.6        (4.6)        4.1         2.8
           Income taxes payable                                       (14.5)       (5.6)       (2.5)        3.1
           Estimated third-party payor settlements                     (6.9)       (5.4)        4.4         8.9
         Other                                                         (0.5)        0.2        (0.7)        0.5
                                                                     ------      ------      ------      ------
           Net cash provided by operating activities                   18.4        13.0        52.6        50.6

Cash flows from investing activities:
   Purchases of property and equipment, net                           (16.8)      (13.2)      (26.8)      (22.6)
   Purchase of facilities                                              --          (5.7)       --          (5.7)
   Purchases of short-term investments                                (21.5)       --         (21.5)       --
   Other                                                               (1.2)        4.8        (1.3)        4.8
                                                                     ------      ------      ------      ------
           Net cash used in investing activities                      (39.5)      (14.1)      (49.6)      (23.5)

Cash flows from financing activities:
   Proceeds from stock offering, net                                   --          --          --         100.4
   Repayments of bank debt                                             --        (117.1)       --        (139.3)
   Repurchases of senior subordinated notes                          (141.7)       --        (150.3)       --
   Proceeds from issuance of convertible notes, net                   242.7        --         242.7        --
   Proceeds from exercise of stock options                              1.0         1.2         2.2         1.5
   Other                                                                0.4        (0.1)        0.3         0.1
                                                                     ------      ------      ------      ------
           Net cash provided by (used in) financing activities        102.4      (116.0)       94.9       (37.3)

Change in cash and cash equivalents                                    81.3      (117.1)       97.9       (10.2)
Cash and cash equivalents at beginning of period                       73.8       146.6        57.2        39.7
                                                                     ------      ------      ------      ------
Cash and cash equivalents at end of period                           $155.1      $ 29.5      $155.1      $ 29.5
                                                                     ======      ======      ======      ======

Interest payments                                                    $  7.8      $  9.1      $  8.4      $ 12.2

Income taxes paid, net                                               $ 15.4      $ 11.8      $ 13.2      $ 11.8



                                     -END-